                                                                   EXHIBIT 23.02




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3, Registration Statement No.333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No.
33-52537,No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No.
333-11803-01,No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No.
333-56655-01, No.333-72727, No. 333-71727, No. 333-68819-01, No. 333-90415, No.
333-90417, No. 333-91849, No. 333-92841, No. 333-38190, No. 333-38192, 333-38198
and No. 333-90423 of Cardinal Health, Inc. on Form S-8 of our report dated August 10, 1999, except for the first paragraph of Note 2 as to which the date is May 26, 2000, and the fiscal 1999 and 1998 amounts in Note 12 as to which the date is September 5, 2000, appearing in this Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 2000.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
September 5, 2000